Exhibit 16


December 13, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read Item 4 of ACI Telecentrics, Inc.'s Form 8-K dated December 13, 2002, and we agree with the statements made therein.

Yours truly,


/s/  Deloitte & Touche LLP